Exhibit 99.1

Contact at 214/432-2000 Steven R. Rowley President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. REPORTS

SECOND QUARTER RESULTS

DALLAS, TX (October 22, 2009) - Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2010 ended September 30, 2009. Notable items for the quarter include:

•	Net earnings of $12.2 million, or $0.28 per diluted share

•	Revenues of $138.2 million

•	Cash flow from operations was $39 million

•	Net debt-to-total capitalization ratio declined to 40% from 48% a year ago

Revenues this quarter were down 23% compared with the same quarter a year ago. Net earnings were down 22% compared to the same quarter last year, or 13% when excluding the prior year’s after-tax gain on sale of railcars of $1.7 million, or $0.04 per diluted share. Lower operating costs across nearly all of Eagle’s businesses, as well as lower financing costs associated with lower borrowing levels, substantially offset the impact of quarterly sales volumes and price declines.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard’s second quarter operating earnings of $5.7 million were up 63% over the same quarter last year. Lower energy, transportation and raw materials costs were the primary drivers of the quarterly earnings improvement.

Gypsum Wallboard and Paperboard revenues for the second quarter totaled $68.7 million, a 28% decrease from the same quarter a year ago. The revenue decline reflects lower gypsum wallboard and paperboard sales volumes and prices. The average gypsum wallboard net sales price this quarter was $92.71 per MSF, 6% less than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 469 million square feet (MMSF) represents a 16% decline from the same quarter last year.

Cement, Concrete and Aggregates

Operating earnings from Cement for the second quarter were $22.0 million, a 19% decline from the same quarter a year ago. Cement revenues for the quarter, including joint venture and intersegment revenues, totaled $72.9 million, 15% less than the same quarter last year. Cement sales volumes for the quarter were 790,000 tons, 5% below the same quarter a year ago.

Eagle’s purchased cement sales volumes for the quarter declined to approximately 15,000 tons, or 2% of total cement sales volume, compared to approximately 134,000 tons, or 16% of total sales volume for the quarter a year ago. The average net sales price this quarter was $85.99 per ton, 11% less than the same quarter last year.

Concrete and Aggregates reported a $0.3 million operating profit for the second quarter, down from the $1.4 million operating profit for the same quarter a year ago, primarily due to lower sales volumes in both Concrete and Aggregates and to lower net sales prices in Concrete.

Revenues from Concrete and Aggregates were $14.1 million for the quarter, 34% less than the same quarter a year ago. Concrete sales volume decreased 29% from the same quarter a year ago to 128,000 cubic yards. Concrete average net sales price for the quarter of $67.82 per cubic yard was 7% less than the same quarter a year ago. Aggregates sales volume of 0.9 million tons for this quarter is 32% less than the sales volume for the same quarter a year ago. Aggregates average net sales price for the quarter was $6.18, essentially flat compared to last year’s second quarter.

Details of Financial Results

Texas Lehigh Cement Company LP, one of our cement plant operations, is conducted through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments in the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates from 25 facilities across the US. The company is headquartered in Dallas, Texas.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, October 22, 2009. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Six Months)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Summary of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,
	2009	2008	Change

Revenues	$138,185	$178,934	-23%
Earnings Before Income Taxes	$17,490	$22,244	-21%
Net Earnings	$12,194	$15,645	-22%
Earnings Per Share:
- Basic	$0.28	$0.36	-22%
- Diluted	$0.28	$0.36	-22%
Average Shares Outstanding:
- Basic	43,630,040	43,480,047	0%
- Diluted	44,012,140	43,835,459	0%

	Six Months Ended September 30,
	2009	2008	Change

Revenues	$266,077	$355,737	-25%
Earnings Before Income Taxes	$34,683	$33,176	+5%
Net Earnings	$24,114	$23,475	+3%
Earnings Per Share:
- Basic	$0.55	$0.54	+2%
- Diluted	$0.55	$0.54	+2%
Average Shares Outstanding:
- Basic	43,605,975	43,451,146	0%
- Diluted	44,004,492	43,853,220	0%

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,
	2009	2008	Change
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$56,720	$74,583	-24%
Gypsum Paperboard	12,003	20,625	-42%

	68,723	95,208	-28%
	50%	53%
Cement (Wholly Owned)	55,528	59,317	-6%
	40%	33%
Concrete & Aggregates	13,934	21,070	-34%
	10%	12%
Other, net	—	3,339	-100%
	0%	2%

Total	$138,185	$178,934	-23%
	100%	100%

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$1,332	$(1,340)	n/a
Gypsum Paperboard	4,369	4,844	-10%

	5,701	3,504	+63%
	20%	10%

Cement:
Wholly Owned	16,980	18,229	-7%
Joint Venture	5,065	8,854	-43%

	22,045	27,083	-19%
	79%	77%
Concrete & Aggregates	280	1,362	-79%
	1%	4%
Other, net **	(84)	3,339	-103%
	0%	9%

Total Operating Earnings	27,942	35,288	-21%
	100%	100%

Corporate General Expenses	(4,851)	(4,915)
Interest Expense, net	(5,601)	(8,129)

Earnings Before Income Taxes	$17,490	$22,244	-21%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.
**	Second quarter of fiscal 2009 results include a $2.6 million gain on sale of railcars.

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Six Months Ended September 30,
	2009	2008	Change
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$113,642	$155,981	-27%
Gypsum Paperboard	25,398	40,155	-37%

	139,040	196,136	-29%
	52%	55%
Cement (Wholly Owned)	98,715	116,081	-15%
	37%	33%
Concrete & Aggregates	28,235	39,781	-29%
	11%	11%
Other, net	87	3,739	-98%
	0%	1%

Total	$266,077	$355,737	-25%
	100%	100%

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$4,740	$(6,728)	n/a
Gypsum Paperboard	9,402	8,057	17%

	14,142	1,329	964%
	26%	2%

Cement:
Wholly Owned	26,760	32,983	-19%
Joint Venture	12,366	16,740	-26%

	39,126	49,723	-21%
	71%	85%
Concrete & Aggregates	1,790	3,475	-48%
	3%	6%
Other, net **	3	3,739	-100%
	0%	7%

Total Operating Earnings	55,061	58,266	-6%
	100%	100%
Corporate General Expenses	(9,144)	(8,970)
Interest Expense, net	(11,234)	(16,120)

Earnings Before Income Taxes	$34,683	$33,176	+5%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.
**	Six months ended September 30, 2008 results include a $2.6 million gain on sale of railcars.

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2009	2008	Change	2009	2008	Change

Gypsum Wallboard (MMSF’s)	469	556	-16%	914	1,202	-24%

Cement (M Tons):
Wholly Owned	614	584	+5%	1,079	1,140	-5%
Joint Venture	176	246	-28%	363	525	-31%

	790	830	-5%	1,442	1,665	-13%
Paperboard (M Tons):
Internal	20	25	-20%	38	50	-24%
External	32	42	-24%	70	84	-17%

	52	67	-22%	108	134	-19%

Concrete (M Cubic Yards)	128	180	-29%	285	357	-20%

Aggregates (M Tons)	883	1,302	-32%	1,460	2,100	-30%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2009	2008	Change	2009	2008	Change

Gypsum Wallboard (MSF)	$92.71	$98.37	-6%	$96.26	$93.48	3%
Cement (Ton)	$85.99	$97.12	-11%	$87.29	$97.32	-10%
Paperboard (Ton)	$415.84	$505.83	-18%	$407.60	$502.22	-19%
Concrete (Cubic Yard)	$67.82	$73.24	-7%	$68.16	$73.76	-8%
Aggregates (Ton)	$6.18	$6.21	0%	$6.39	$6.61	-3%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Intersegment Revenues:
Cement	$1,241	$1,935	$2,833	$3,851
Paperboard	9,488	14,175	18,629	28,445
Concrete and Aggregates	196	271	505	496

	$10,925	$16,381	$21,967	$32,792

Cement Revenues:
Wholly Owned	$55,528	$59,317	$98,715	$116,081
Joint Venture	16,088	24,489	33,409	52,118

	$71,616	$83,806	$132,124	$168,199

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31, 2009*
	2009	2008

ASSETS
Current Assets –
Cash and Cash Equivalents	$4,411	$17,018	$17,798
Accounts and Notes Receivable, net	58,912	72,682	44,261
Inventories	95,180	103,173	107,063
Prepaid and Other Assets	4,507	3,015	6,161

Total Current Assets	163,010	195,888	175,283

Property, Plant and Equipment –	1,098,757	1,085,942	1,089,610
Less: Accumulated Depreciation	(443,948)	(395,921)	(419,669)

Property, Plant and Equipment, net	654,809	690,021	669,941
Notes Receivable	7,315	7,026	6,301
Investments in Joint Venture	34,887	39,085	39,521
Goodwill and Intangibles	152,494	153,131	152,812
Other Assets	23,852	23,795	22,810

	$1,036,367	$1,108,946	$1,066,668

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$22,813	$39,286	$19,645
Federal Income Taxes Payable	3,846	347	—
Accrued Liabilities	45,295	52,277	44,604

Total Current Liabilities	71,954	91,910	64,249

Senior Notes	300,000	400,000	300,000
Bank Credit Facility	—	—	55,000
Long-Term Liabilities	98,803	86,859	97,104
Deferred Income Taxes	119,171	114,165	122,488
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 43,738,206, 43,544,038 and 43,589,775 Shares, respectively.	437	435	436
Capital in Excess of Par Value	14,397	4,255	11,166
Accumulated Other Comprehensive Losses	(6,040)	(1,368)	(6,040)
Retained Earnings	437,645	412,690	422,265

Total Stockholders’ Equity	446,439	416,012	427,827

	$1,036,367	$1,108,946	$1,066,668

*	From audited financial statements.